UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 20, 2014

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 20, 2014, International Rectifier Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (“IFX”) and Surf Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of IFX (“Merger Sub”), pursuant to which Merger Sub will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of IFX.  The Board of Directors of the Company unanimously approved the Merger Agreement on August 19, 2014.

At the effective time of the Merger, each share of the Company’s common stock (the “Shares”) issued and outstanding immediately prior to such time (other than (a) Shares owned by IFX or Merger Sub or any of their respective subsidiaries or held by the Company or its subsidiaries in treasury and (b) Shares held by stockholders who properly exercise and perfect, and do not withdraw, appraisal rights under Delaware law) will be converted into the right to receive $40.00 in cash, without interest (in the aggregate, the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement.

Consummation of the Merger is subject to certain closing conditions, including without limitation: (a) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock (the “Company Stockholder Approval”); (b) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended; (c) the receipt of certain non U.S. antitrust approvals and Committee on Foreign Investment in the United States clearance; (d) the absence of certain laws or orders in effect that restrain, enjoin or otherwise prohibit the Merger; and (e) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers).

The Merger Agreement contains customary representations and warranties of the Company, IFX and Merger Sub.  The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries in the ordinary course in all material respects between signing and closing, public disclosures and similar matters.

The Company is subject to “no-shop” restrictions on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties. These restrictions are subject to provisions that allow the Company under certain circumstances to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals. The Company may terminate the Merger Agreement to enter into an agreement providing for an unsolicited alternative acquisition proposal from a third party if the Board determines that such proposal is superior to the Merger, provided that the Company complies with the procedures in the Merger Agreement, including the obligation to negotiate with IFX to allow it to match any such competing proposal and to pay IFX a $70 million termination fee if the Company enters into such an agreement with respect to an unsolicited alternative acquisition proposal.

The Merger Agreement contains certain other termination rights for the Company and IFX, including that either party may terminate the Merger Agreement if the Merger is not consummated before January 20, 2015, subject to extension until June 22, 2015 if all conditions to closing of the Merger have been satisfied or waived (other than the conditions relating to regulatory approvals).  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay IFX a termination fee of $70 million.  The Merger Agreement also provides that upon termination of the Merger Agreement as a result of the failure to obtain the Company Stockholder Approval, the Company will reimburse IFX $15 million in respect of its transaction-related expenses.

If the Merger Agreement is terminated by either party and if at the time of such termination all conditions to closing of the Merger have been (or would be) satisfied, other than those relating to certain antitrust approvals which are conditions to closing of the Merger (and relating to the absence of certain related orders and laws as described above), then IFX will be obligated to pay a $70 million reverse termination fee to the Company.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of IFX and Merger Sub and the additional persons specifically described therein. In addition, such representations, warranties, and covenants: (a) have been made only for purposes of the Merger Agreement; (b) have been qualified by matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and the draft of the Company’s Annual Report on Form 10-K for its fiscal year ended June 29, 2014; (c) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors; (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties, and covenants or any descriptions thereof in the Merger Agreement as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and any other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. Pursuant to rules of the SEC, the exhibits (including the form of the Company’s certificate of incorporation following the Merger) and the disclosure schedules to the Merger Agreement have not been filed as part of Exhibit 2.1.  The Company will supplementally furnish the SEC with these exhibits and schedules upon its request.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2014, each of the Company’s named executive officers entered into a letter agreement pursuant to which each such named executive officer agreed that for the purposes of his respective employment, severance, change-in-control severance or employment agreement, as applicable (each a “Change in Control Agreement”), a “Change in Control” (as defined in the Change in Control Agreement) will not occur until the closing of the Merger, rather than upon the earlier approval by the Company’s stockholders of such transaction, as provided in their respective Change in Control Agreements.

On August 19, 2014, the Company and Gary Tanner, Executive Vice President and Chief Operations Officer of the Company, entered into an amendment to his Change in Control Agreement that provides that, in the event that it is determined that any payment or distribution to or for the benefit of Mr. Tanner would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties with respect to the excise tax, then such payments and distributions will be reduced to avoid excise tax under Sections 4999 of the Code, but only to the extent that such a reduction would result in a more favorable after-tax outcome for Mr. Tanner (“best net”).  Prior to this amendment, the Change in Control Agreement provided that the payments and distributions would have been reduced to avoid excise tax under Section 4999 of the Code in all cases, regardless of whether such a reduction would have resulted in a more favorable after-tax outcome for Mr. Tanner.

On August 19, 2014, Ilan Daskal, the Company’s Executive Vice President and Chief Financial Officer, Michael Barrow, the Company’s Executive Vice President, GaN Technologies, Adam White, the Company’s Senior Vice President, Global Sales and Gary Tanner each entered into a side letter agreement with the Company pursuant to which the Company and each such executive officer agreed to amend his respective Change in Control Agreement prior to closing of the Merger to provide that: (a) payments and benefits that would currently be paid or provided pursuant to the terms of the applicable Change in Control Agreement upon a qualifying termination of employment will be quantified at closing and paid on the earlier of (i) the six-month anniversary of the closing and (ii) a qualifying termination of the executive officer’s employment (including by death or disability) and (b) the provision for the gross-up of excise taxes under Section 4999 of the Code (or, for Mr. Tanner, the “best net” provision) will be applicable regardless of whether the executive officer’s employment is terminated at or after closing.  In addition, the letter agreements with Messrs. Barrow, White and Tanner provide that each such executive officer would amend his respective Change in Control Agreement to waive certain rights to resign with “good reason” during the first six months after closing.

The foregoing descriptions of the letter agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the letter agreements attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

Notice to Investors

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (www.irf.com) or by contacting the Company’s investor relations department by mail at Attn: Investor Relations, 101 North Sepulveda Boulevard, El Segundo, California 90245.

The Company and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company’s stockholders generally, is set forth in the Company’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com.

Cautionary Note Regarding Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning IFX’s proposed acquisition of the Company and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; general economic conditions; conditions in the markets IFX and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by the Company (including its filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this public filing, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 20, 2014, by and among International Rectifier Corporation, Infineon Technologies AG and Surf Merger Sub Inc.

10.1	Form of Letter Agreement, by and between International Rectifier Corporation and each of the named executive officers.

10.2	Amendment No. 1 to the Change-in-Control Severance Agreement, dated August 19, 2014, by and between International Rectifier Corporation and Gary Tanner.

10.3	Side Letter Agreement, dated August 19, 2014, by and between International Rectifier Corporation and Ilan Daskal.

10.4	Form of Side Letter Agreement, dated August 19, 2014, by and between International Rectifier Corporation and certain named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 20, 2014, by and among International Rectifier Corporation, Infineon Technologies AG and Surf Merger Sub Inc.

10.1	Form of Letter Agreement, by and between International Rectifier Corporation and each of the named executive officers.

10.2	Amendment No. 1 to the Change-in-Control Severance Agreement, dated August 19, 2014, by and between International Rectifier Corporation and Gary Tanner.

10.3	Side Letter Agreement, dated August 19, 2014, by and between International Rectifier Corporation and Ilan Daskal.

10.4	Form of Side Letter Agreement, dated August 19, 2014, by and between International Rectifier Corporation and certain named executive officers.